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SENSATA TECHNOLOGIES B.V. ANNOUNCES FIRST QUARTER 2009 RESULTS

•	First quarter 2009 net revenue was $239.0 million, which is a decrease of 38.4% from $387.8 million for the same period in 2008.

•	First quarter net loss was $10.2 million versus $126.9 million for the same time period in 2008.

•	First quarter 2009 Adjusted EBITDA[1] was $55.8 million, which is a decrease of 43.3% from $98.5 million for the same period in 2008.

Almelo, the Netherlands – April 29, 2009 - Sensata Technologies B.V. announces results of its operations for the first quarter, 2009.

Highlights of the Quarter Ended March 31, 2009

First quarter 2009 net revenue was $239.0 million, a decrease of $148.8 million, or 38.4% from the first quarter of 2008 net revenue of $387.8 million.

First quarter 2009 net loss was $10.2 million versus a net loss of $126.9 million for the same time period in 2008.

First quarter 2009 Adjusted EBITDA1 was $55.8 million, which is $42.7 million or 43.3% lower than the first quarter 2008 Adjusted EBITDA1 of $98.5 million.

The last twelve months (LTM) Pro-forma Adjusted EBITDA2 was $333.6 million for the period ended March 31, 2009 and $394.2 million for the period ended March 31, 2008.

Quarter ending cash balances grew to $180.3 million from $77.7 million at December 31, 2008 and from $83.6 million at March 31, 2008.

Tom Wroe, Chairman and Chief Executive Officer, said, “The market conditions in which we operate have continued to decline.  All signs during the first quarter of 2009 continue to point towards a very deep and prolonged recession.  As a result, we took additional actions during the quarter to align our cost structure with a new lower net revenue run rate while maintaining focus on margin preservation.”

1, 2 See Non-GAAP Measures for discussion of EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA, including a reconciliation of these measures to GAAP net loss.

Jeff Cote, Chief Financial Officer added, “Although results in the first quarter continued to deteriorate, they were in line with our expectations.  We continue to have strong cash flow which gives us flexibility to manage our capital structure as evidenced by the successful tender offer for our senior and senior subordinated notes during the first quarter.”

Recent Developments

On April 2, 2009, the Company announced the sale of its Vision business to Belgian semiconductor specialist, Melexis Tessenderlo N.V.  The deal is expected to close during the second quarter and the actual sales price is contingent on the future sales of product through this business.

On March 3, 2009, the Company announced the commencement of two separate cash tender offers for its Senior and Senior Subordinated Notes.  The results of the tender offers were announced on March 31, 2009 and resulted in the Company reducing its debt by approximately $168 million.  The amounts were settled on April 1, 2009 and as a result will be included in the second quarter financial statements.

Company Earnings Conference Call

The Company will conduct a conference call on Wednesday, April 29, 2009 at 11:00 AM eastern time to discuss the financial results for its first quarter 2009.  The U.S. dial in number is 877-681-3377 and the non-U.S. number is 719-325-4782.  The passcode is 1149854.  For those unable to participate in the conference call, a replay will be available for one week following the call.  To access the replay, the U.S. dial in number 888-203-1112 and the non-U.S. dial in number is 719-457-0820.  The replay passcode is 1149854.  The replay will also be available for one year on our website, http://www.sensata.com.

About Sensata Technologies B.V.

On April 27, 2006, Sensata Technologies B.V., a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated.

Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes.  Sensata has business and product development centers in the United States, the Netherlands and Japan; and manufacturing operations in Brazil, China, South Korea, Malaysia, Mexico, and the Dominican Republic, as well as sales offices around the world.  Sensata employs approximately 9,000 people worldwide.

Safe Harbor Statement

This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to: conditions in the automotive industry have had and may continue to have adverse effects on our business; changes in general economic conditions; the loss of one or more of our suppliers of raw materials; non-performance by our suppliers; and our failure to comply with the covenants contained in the credit agreement governing our Senior Secured Credit facility or our other debt agreements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings.  Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

Non-GAAP Measures

EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA are non-GAAP financial measures.  Pro-forma Adjusted EBITDA is a required measure in our bank reporting.  We define EBITDA as earnings before interest, taxes, depreciation and amortization.  We calculate Adjusted EBITDA by adjusting EBITDA to exclude non-cash expenses, one-time charges associated with becoming a stand-alone company and one time charges associated with becoming an SEC registrant, expenses incurred in connection with acquisitions, and other significant non-recurring items.  We further adjust Adjusted EBITDA for pro-forma synergies and pro-forma adjustments for discontinued business.  We believe Pro-forma Adjusted EBITDA provides investors with helpful information with respect to our operations.  This also provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies.  See the table below which reconciles net loss to EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA.

The following (unaudited) table reconciles net loss to EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA for first quarter 2009 and 2008:

($ in 000s)	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008

Net loss	$(10,185)	$(126,888)
Provision for income taxes	7,641	15,890
Interest expense, net	42,160	50,803
Depreciation and amortization	49,876	52,345
EBITDA	89,492	(7,850)
Acquisition integration and financing costs, significant non-recurring items and other	5,311	21,558
Impairment of goodwill and intangible assets	19,867	—
Restructuring associated with downsizing	9,523	—
Currency translation (gain)/loss on debt	(68,955)	84,334
Stock compensation, management fees and other	573	502
Adjusted EBITDA[1]	$55,811	$98,544
LTM Adjusted EBITDA[1] before Pro-forma adjustments	$305,635	$372,490
Pro-forma acquisition synergies	17,599	21,671
Pro-forma adjustment for discontinued operations	10,359	—
LTM Pro-forma Adjusted EBITDA[2]	$333,593	$394,161

1, 2 See Non-GAAP measures for discussion of EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA.

SENSATA TECHNOLOGIES B.V.
Condensed Consolidated Statement of Operations
(Unaudited)

($ in 000s)
	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
Net revenue	$239,016	$387,844
Operating costs and expenses:
Cost of revenue	161,344	269,916
Research and development	5,163	10,802
Selling, general and administrative	70,418	83,289
Impairment of goodwill and intangible assets	19,867	—
Restructuring	11,488	310
Total operating costs and expenses	268,280	364,317
(Loss)/profit from operations	(29,264)	23,527
Interest expense, net	(42,160)	(50,803)
Currency translation gain/(loss) and other, net	69,141	(80,217)
Loss from continuing operations before taxes	(2,283)	(107,493)
Provision for income taxes	7,641	15,890
Loss from continuing operations	$(9,924)	$(123,383)
Loss from discontinued operations, net of taxes	(261)	(3,505)
Net loss	$(10,185)	$(126,888)

* Certain amounts in the prior period have been re-classified to allow comparison to current year.

SENSATA TECHNOLOGIES B.V.

Notes to (unaudited) Condensed Consolidated Statement of Operations

Basis of Presentation

The accompanying (unaudited) Condensed Consolidated Statement of Operations does not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial information reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of our operations for the interim periods presented. This information should be read in conjunction with the consolidated and combined financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the interim financial statements to be included in the Company’s Form 10-Q for the period ended March 31, 2009.

U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.